Exhibit 99.1

Merrimack Announces Proposed Concurrent Public Offerings

of Common Stock and Convertible Senior Notes

Cambridge, Mass., July 10, 2013 — Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) today announced its intention to offer, subject to market and other conditions, $50 million of its common stock and $75 million in aggregate principal amount of its convertible senior notes due 2020 (the “Notes”) in concurrent underwritten public offerings pursuant to Merrimack’s effective Registration Statement on Form S-3 (File No. 333-186369) (the “Registration Statement”).

Merrimack expects to grant the underwriters in the common stock offering an option, exercisable for 30 days, to purchase up to an additional $7.5 million of its common stock and to grant the underwriters in the Notes offering an option, exercisable for 30 days, to purchase up to an additional $11.25 million in aggregate principal amount of the Notes.  The interest rate, conversion rate, conversion price and other terms of the Notes offered in the Notes offering and the public offering price of the shares of common stock offered in the common stock offering will be determined by negotiations between Merrimack and the underwriters in the respective offerings.

Merrimack expects to use the net proceeds from both offerings to complete the clinical development of, seek marketing approval for and fund pre-approval commercial efforts for MM-398 for the treatment of patients with metastatic pancreatic cancer whose cancer has progressed on treatment with the chemotherapy drug gemcitabine, to partially fund the clinical development of other clinical stage product candidates (including MM-398 for indications other than pancreatic cancer), to fund pre-clinical and research and development efforts and for other general corporate purposes.

J. P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers of these proposed offerings. Cowen and Company, LLC is acting as lead manager of the proposed common stock offering and co-manager of the proposed Notes offering. Oppenheimer & Co. Inc., Guggenheim Securities, LLC and Brean Capital, LLC are acting as co-managers of the proposed common stock offering. The common stock offering and the Notes offering will be conducted as separate public offerings by means of separate prospectus supplements filed as part of the Registration Statement. The common stock offering is not contingent upon the completion of the Notes offering, and the Notes offering is not contingent upon the completion of the common stock offering.  Before investing in either offering, interested parties may read the prospectus supplement and the accompanying prospectus for the relevant offering and the other documents Merrimack has filed with the SEC, which are incorporated by reference in the respective prospectus supplements and the accompanying prospectus for such offering and provide more complete information about Merrimack and the offerings. Copies of the preliminary prospectus supplements and the accompanying prospectus relating to each offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (toll-free): 866-803-9204 or BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, e-mail: dg.prospectus_requests@baml.com, telephone (toll-free): 1-866-500-5408.  Electronic copies of the preliminary prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the Registration Statement.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack applies its systems biology-based approach to biomedical research throughout the research and development process. Merrimack currently has six oncology therapeutics in clinical development.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include statements about whether or not Merrimack will offer the shares of its common stock and/or the Notes or consummate the common stock offering and/or the Notes offering, the anticipated terms of the common stock offering, the anticipated terms of the Notes and the Notes offering and the anticipated use of the proceeds from the common stock offering and the Notes offering. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2013 and other reports Merrimack files with the SEC.

Investor & Media Contact:  Kathleen Petrozzelli Gallagher, Corporate Communications, Merrimack, 617-441-1043, kgallagher@merrimackpharma.com